UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013 (May 8, 2013)

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Unilife Corporation (“Unilife”) waived the time-based vesting conditions applicable to 1,250,000 restricted shares of Unilife common stock granted on June 14, 2012 to Ramin Mojdeh, Ph.D., Chief Operating Officer and Executive Vice President of Unilife, subject to 100% satisfaction of the performance milestones applicable to those shares.

On May 14, 2013, Unilife and Dr. Mojdeh entered into a letter agreement memorializing the Committee’s action and providing that Dr. Mojdeh may not transfer (other than to family members under limited circumstances) any such restricted shares before the earlier of (i) the originally scheduled time-vesting date, or (ii) the occurrence of any event that would have resulted in accelerated vesting under the applicable award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: May 14, 2013	By:	/s/ Alan Shortall
Alan Shortall
Chief Executive Officer